Exhibit 10.11

SAGENT HOLDING CO.

SERIES A PREFERENCE SHARES PURCHASE AGREEMENT

This Series A Preference Shares Purchase Agreement (the “Agreement”) is made and entered into as of May 19, 2009 by and among Sagent Holding Co., a Cayman Islands exempted company (the “Company”), and each of the entities, severally and not jointly, listed on the Schedule of Purchasers attached hereto as Exhibit A-1 (each, a “Purchaser,” and collectively, the “Purchasers”).

NOW THEREFORE, in consideration of the mutual covenants and representations set forth herein, the Company and the Purchasers agree as follows:

1. Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue to the Purchasers and the Purchasers hereby agree to acquire from the Company, severally and not jointly, up to an aggregate of Thirty Million (30,000,000) shares of the Company’s Series A Preference Shares (the “Shares” or “Series A Shares”) at a price of US$1.00 per share (the “Purchase Price”). On or prior to the First Closing (as defined in Section 2(b) below), the Company shall have authorized (a) the sale and issuance to the Purchasers of the Shares, and (b) the issuance of such Ordinary Shares (as defined in Section 4(d) below) to be issued upon conversion of the Shares (the “Conversion Shares”). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Third Amended and Restated Memorandum of Association of the Company, as amended (the “Amended Memorandum”) and the Third Amended and Restated Articles of Association, as amended (the “Amended Articles”) of the Company, in the forms attached hereto as Exhibit B-1 and Exhibit B-2, respectively.

2. Closings.

(a) Closings. The purchase, sale and issuance of the Shares shall take place in multiple closings, the first closing to be held on the date hereof or at such time and on such date as designated by the Company and the Purchasers (the “First Closing”) and one or more subsequent closings to be held within sixty days of the date of the First Closing (each, a “Subsequent Closing”) for the issuance and sale of up to the balance of Shares not sold in the First Closing; provided that each Subsequent Closing shall be approved by the Company and the Purchasers that purchased a majority of the Shares issued in the First Closing.

(b) Closing Mechanics. The First Closing and each Subsequent Closing are each referred to herein as a “Closing,” and the date applicable to any such Closing, a “Closing Date.” Each Closing will take place by facsimile or PDF, at the offices of Wilson Sonsini Goodrich & Rosati, P.C., or at such other place as shall be designated by the Company and agreed to by Purchasers who have agreed to purchase a majority of the Shares to be issued hereunder at such Closing. At or before each Closing, the Company and the Purchasers in such Closing (as designated on Exhibit A-1 hereto) will execute counterpart signature pages to this Agreement and the Amended

Members Agreement, Amended Co-Sale Agreement and Amended Voting Agreement (each as defined in Section 4(a) below and together this Agreement, the “Agreements”). At or before each Closing, each Purchaser shall deliver to the Company the aggregate Purchase Price of the Shares to be purchased by such Purchaser in such Closing, which is set forth opposite each Purchaser’s name in Exhibit A-1 hereto. The payment shall be in the form of a cashier’s check, wire transfer of immediately available funds or cancellation of indebtedness. At each Closing, or as promptly thereafter as practicable, the Company will issue to each Purchaser a certificate representing the Shares being purchased by such Purchaser in such Closing, as set forth opposite such Purchaser’s name in Exhibit A-1 hereto, registered in the name of such Purchaser. Upon delivery by each new Purchaser, if any, in the Subsequent Closing of an executed counterpart signature page to this Agreement (and acceptance by the Company of such signature page), such Purchaser shall become a Party (as defined below) to this Agreement as a Purchaser with no further amendment or action by any other Purchaser, and the Schedule of Purchasers attached hereto as Exhibit A-1 will be updated accordingly.

3. Purchaser’s Representations and Warranties. Each Purchaser hereby, severally and not jointly, represents and warrants to the Company as follows:

(a) No Registration. The Purchaser understands that the Shares and the Conversion Shares, have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each Purchaser’s representations as expressed herein or otherwise made pursuant hereto.

(b) Investment Intent. The Purchaser is acquiring the Shares and the Conversion Shares, for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares or the Conversion Shares.

(c) Investment Experience. The Purchaser, or its purchaser representative, within the meaning of Regulation D, Rule 501(h), promulgated by the Securities and Exchange Commission (its “Purchaser Representative”), has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Purchaser or its Purchaser Representative, can protect such Purchaser’s interests. The Purchaser or its Purchaser Representative has such knowledge and experience in financial and business matters so that the Purchaser or its Purchaser Representative is capable of evaluating the merits and risks of its investment in the Company.

(d) Speculative Nature of Investment. The Purchaser understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. The Purchaser can bear the economic risk of the Purchaser’s investment and is able, without impairing the Purchaser’s financial condition, to hold the Shares and the Conversion Shares for an indefinite period of time and to suffer a complete loss of the Purchaser’s investment.

(e) Access to Data. The Purchaser has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Agreements, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Agreements, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. The Purchaser understands that such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Purchaser acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. The Purchaser also acknowledges that it is relying solely on its own counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Agreements.

(f) Accredited Investor. Unless the Purchaser is designated as a “Regulation S Investor” on Exhibit A-2 hereto, such Purchaser is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(g) Residency. The residency of the Purchaser (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the Schedule of Purchasers.

(h) Rule 144. The Purchaser acknowledges that the Shares and the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Purchaser understands that the current public information referred to above is not now available and the Company has no present plans to make such information available. The Purchaser acknowledges and understands that notwithstanding any obligation under the Amended Members Agreement, the Company may not be satisfying the current public information requirement of Rule 144 at the time the Purchaser wishes to sell the Shares or the Conversion Shares, and that, in such event, the Purchaser may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied.

The Purchaser acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares or the underlying Common Stock. The Purchaser understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(i) No Public Market. The Purchaser understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

(j) Authorization.

(i) The Purchaser has all requisite power and authority to execute and deliver the Agreements, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of the Agreements. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of the Agreements, and the performance of all of the Purchaser’s obligations under the Agreements, has been taken or will be taken prior to the Closing.

(ii) The Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms except: (i) to the extent that the indemnification provisions contained in the Amended Members Agreement may be limited by applicable law and principles of public policy, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(iii) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Purchaser in connection with the execution and delivery of the Agreements by the Purchaser or the performance of the Purchaser’s obligations hereunder or thereunder.

(k) Brokers or Finders. The Purchaser has not engaged any brokers, finders or agents, and neither the Company nor any other Purchaser has, nor will, incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreements.

(l) Tax Advisors. The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Agreements. With respect to such matters, the Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Agreements.

(m) ERISA Status. If any Purchaser is a “benefit plan investor” (as such term is defined in the regulations of the U.S. Department of Labor included within 29 C.F.R. section 2510.3-101) subject to the fiduciary responsibility provisions of part 4 of title I of the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), such Purchaser shall indicate such status by writing “ERISA Purchaser” next to its name on Exhibit A-1 hereto.

(n) Legends. The Purchaser understands and agrees that the certificates evidencing the Shares or the Conversion Shares, or any other securities issued in respect of the Shares or the Conversion Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required by the Ancillary Agreements or under applicable state securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR (B) PURSUANT TO RULE 144, OR (C) IN THE OPINION OF THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

(o) Investment Representations, Warranties and Covenants by Regulation S Investors. Each Purchaser that is designated as a Regulation S Investor on Exhibit A-2 hereby represents and warrants to the Company as follows:

(i) This Agreement is made by the Company with the Purchaser, who is a Non-U.S. person (as that term is defined in this Section 3(o)), in reliance upon such Non-U.S. person’s representations, warranties and covenants made in this Section 3(o).

(ii) Such Non-U.S. person has been advised and acknowledges that:

(1) the Shares and the Conversion Shares have not been, and when issued, will not be registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country;

(2) in issuing and selling the Shares and the Conversion Shares to such Non-U.S. person pursuant hereto, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(2) under the Securities Act;

(3) it is a condition to the availability of the Regulation S “safe harbor” that the Shares and the Conversion Shares not be offered or sold in the United States or to a U.S. person until the expiration of a one-year “distribution compliance period” (or a six-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) following the Closing Date; and

(4) notwithstanding the foregoing, prior to the expiration of the one-year “distribution compliance period” (or six-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) after the Closing (the “Restricted Period”), the Shares and the Conversion Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. person.

(iii) As used herein, the term “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term “U.S. person” (as defined in Regulation S) means:

(1) a natural person resident in the United States;

(2) any partnership or corporation organized or incorporated under the laws of the United States;

(3) any estate of which any executor or administrator is a U.S. person;

(4) any trust of which any trustee is a U.S. person;

(5) any agency or branch of a foreign entity located in the United States;

(6) any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(7) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and

(8) a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

As used herein, the term “Non-U.S. person” means any person who is not a U.S. person or is deemed not to be a U.S. person under Rule 902(k)(2) of the Securities Act.

(iv) Such Non-U.S. person agrees that with respect to the Shares and the Conversion Shares, until the expiration of the Restricted Period:

(1) such Non-U.S. person, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the Shares and the Conversion Shares, or any beneficial interest therein in the United States or to or for the account of a U.S. person; and

(2) notwithstanding the foregoing, the Shares and the Conversion Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. person; and

(3) such Non-U.S. person shall not engage in hedging transactions with regard to the Shares and the Conversion Shares unless in compliance with the Securities Act.

The foregoing restrictions are binding upon subsequent transferees of the Shares and the Conversion Shares, except for transferees pursuant to an effective registration statement. Such Non-U.S. person agrees that after the Restricted Period, the Shares and the Conversion Shares may be offered or sold within the United States or to or for the account of a U.S. person only pursuant to applicable securities laws.

(v) Such Non-U.S. person has not engaged, nor is it aware that any party has engaged, and such Non-U.S. person will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Shares and the Conversion Shares.

(vi) Such Non-U.S. person: (i) is domiciled and has its principal place of business outside the United States; (ii) certifies it is not a U.S. person and is not acquiring the Shares or the Conversion Shares for the account or benefit of any U.S. person; and (iii) at the time of the Closing Date, the Non-U.S. person or persons acting on Non-U.S. person’s behalf in connection therewith will be located outside the United States.

(vii) At the time of offering to such Non-U.S. person and communication of such Non-U.S. person’s order to purchase the Shares or the Conversion Shares and at the time of such Non-U.S. Person’s execution of this Agreement, the Non-U.S. person was located outside the United States.

(viii) Such Non-U.S. person is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Securities Act).

(ix) Such Non-U.S. person acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this Section 3(o) and shall transfer such shares on the books of the Company only to the extent consistent therewith.

In particular, such Non-U.S. person acknowledges that the Company shall refuse to register any transfer of the Shares or the Conversion Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

(x) Such Purchaser understands and agrees that each certificate held by such Non-U.S. person representing the Shares or the Conversion Shares, or any other securities issued in respect of the Shares or any the Conversion Shares upon conversion thereof upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required by the Ancillary Agreement or under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

(p) Representations by Non-United States persons. If a Purchaser is not a United States person, the Purchaser hereby represents that the Purchaser is satisfied as to the full observance of the laws of the Purchaser’s jurisdiction in connection with any invitation to subscribe for the Shares and the Conversion Shares or any use of the Agreements, including (i) the legal requirements within the Purchaser’s jurisdiction for the purchase of the Shares and the Conversion Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such securities. The Purchaser’s subscription and payment for, and the Purchaser’s continued beneficial ownership of, the Shares and the Conversion Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

4. Company’s Representations. Except as set forth in the Schedule of Exceptions attached hereto as Schedule A, the Company hereby represents, warrants and covenants to each Purchaser as of the applicable Closing Date as set forth below. Except for Sections (a), (b), (c), (d), (e) and (f) below, for purposes of this Section 4, all references to the “Company” shall refer to and include the Company and its wholly owned subsidiaries, Sagent International, a Cayman Islands exempted company (the “Cayman Sub”), and Sagent Pharmaceuticals, a Wyoming corporation (the “Wyoming Sub”) (each, a “Subsidiary” and together, the “Subsidiaries”).

(a) Corporate Power. The Company presently has, and as of the Closing will have, full legal right, power and capacity and all necessary consents, approvals and authorizations, whether corporate, member, governmental or otherwise, as may be required to execute and deliver this Agreement and the related ancillary agreements (the “Ancillary Agreements,” which include the Amended and Restated Members Agreement (the “Amended Members Agreement”), in the form attached hereto as Exhibit C, the Amended and Restated Right of First Refusal and Co-Sale Agreement (the “Amended Co-Sale Agreement”), substantially in the form attached hereto as Exhibit D, and the Amended and Restated Voting Agreement (the “Amended Voting Agreement”), substantially in the form attached hereto as Exhibit E), to issue and sell the Shares and the Conversion Shares to each Purchaser pursuant hereto in the manner contemplated hereby and to carry out the provisions of this Agreement, the Ancillary Agreements and the Amended Articles.

(b) Organization, Good Standing and Qualification. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and is qualified and is authorized to do business as a foreign corporation in all jurisdictions where the failure to be so qualified and/or authorized would have a material adverse effect on the business, assets, properties, prospects, results of operations and financial condition of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company has all requisite corporate power and authority to own and operate its business, properties and assets and to carry on its business as presently conducted and as presently proposed to be conducted.

(c) Subsidiaries. Except for the Cayman Sub and the Wyoming Sub, both of which are wholly owned subsidiaries, the Company does not own or control, directly or indirectly, or hold any rights to acquire any equity security or other interest of any other corporation, limited partnership or other business entity. Except as set forth in the Schedule of Exceptions, the Company is not a participant in any joint venture, partnership or similar arrangement. Each Subsidiary is duly organized and existing under the laws of its jurisdiction of incorporation and is in good standing under such laws, and all of the outstanding shares, including shares of capital stock (or other voting interests), in each Subsidiary are owned by the Company. Each Subsidiary does not own or lease property or engage in any activity in any jurisdiction that might require its qualification to do business as a foreign corporation and in which the failure so to qualify would have a Material Adverse Effect.

(d) Capitalization. Immediately prior to the First Closing, the authorized capital of the Company consists of:

(i) Preference Shares. One Hundred Thirteen Million (113,000,000) Preference Shares of the Company, par value US$0.00001 per share (“Preference Shares”), all of which are designated as Series A Shares and 83,000,000 of which are issued and outstanding. The rights, privileges and preferences of the Series A Shares are as stated in the Amended Articles.

(ii) Ordinary Shares. One Hundred Sixty Four Million Four Hundred Thousand (164,400,000) Ordinary Shares of the Company, par value US$0.00001 per share (“Ordinary Shares”), of which (A) 15,569,001 shares are issued and outstanding, and (B) One Hundred Thirteen Million (113,000,000) shares have been reserved for issuance upon conversion of the Series A Shares. The Company has reserved Thirteen Million Two Hundred Thousand (13,200,000) of its Ordinary Shares to be granted to employees, consultants and directors pursuant to the Company’s 2007 Global Share Plan (the “Option Plan”). There are currently Six Million Three Hundred Thirteen Thousand Two Hundred Fifty Six (6,313,256) options outstanding to purchase Ordinary Shares under the Option Plan. The outstanding Ordinary Shares (and, with respect to the following Clauses 2 and 3 of this Section d(ii), the outstanding options for Ordinary Shares) (1) have been duly authorized and validly issued, and are fully paid and nonassessable, (2) were issued in compliance with all applicable state, foreign and federal laws concerning the issuance of securities, and (3) were not issued in violation of any applicable statutory, contractual or other preemptive rights, pro rata rights, rights of first refusal or similar rights. All options granted or pledged to be granted and Ordinary Shares issued vest as follows: twenty-five percent (25%) of the shares vest one (1) year following the vesting commencement date, with the remaining seventy-five percent (75%) vesting in equal monthly installments over the next three (3) years. Except as set forth in the Schedule of Exceptions, no share plan, share purchase, share option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of (i) termination of employment or consulting services (whether actual or constructive); (ii) any merger, consolidated sale of shares or assets, change in control or any other transaction(s) by the Company; or (iii) the occurrence of any other event or combination of events

(iii) Except as otherwise set forth herein or in the Ancillary Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or member agreements or agreements of any kind to purchase any of the Company’s authorized and unissued shares.

(iv) Purchasers who are subject to ERISA (as previously described herein) will not at any time own 25% or more of the Series A Shares and/or the Ordinary Shares then currently issued.

(v) Each Series A Share is convertible into an Ordinary Share on a one-for-one basis as of the date hereof. The Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Amended Articles, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon the Purchasers; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under the terms of this Agreement and the Ancillary Agreements, and under applicable state, federal and/or foreign securities laws. No provisions of applicable law (including any laws of the Cayman Islands) or the Amended Articles gives the Company the right to make any capital call or similar demand for contributions from any member of the Company.

The terms “reserve,” “reservation” or similar words have no technical meaning under the Companies Law (2007 Revision) of the Cayman Islands. For the purpose only of this Agreement, “reserve,” “reservation” or similar words shall mean that the Company shall and the Board of

Directors shall procure that the Company shall refrain from issuing (i) a number of Series A Shares sufficient to enable the Company to comply with its obligations pursuant to this Agreement so that such number of Series A Shares will remain in the authorized but unissued share capital of the Company until the rights to purchase the Series A Shares are exercised in accordance with the terms of this Agreement, and (ii) a number of Ordinary Shares sufficient to satisfy the conversion rights of the holders of Series A Shares and the purchase rights of the holders of options to purchase Ordinary Shares, so that such number of Ordinary Shares will remain in the authorized but unissued share capital of the Company until the aforementioned conversion and/or purchase rights are exercised in accordance with the terms of the Amended Articles or the Option Plan (and the related option agreements), as applicable.

(vi) All holders of outstanding securities of the Company, including, without limitation, all outstanding shares of the Company, all shares of the Company issuable upon the conversion or exercise of all convertible or exercisable securities and all other securities that the Company is obligated to issue, are subject to a one hundred eighty (180) day “market stand-off” restriction upon an initial public offering of the Company’s securities pursuant to a registration statement filed with the SEC pursuant to the Act in a form no less restrictive to such holder than that contained in the Amended Members Agreement.

(e) Enforceability. This Agreement and the Ancillary Agreements, when executed and delivered by the Company, will be duly and validly executed and delivered by the Company and will constitute the Company’s legally binding obligations enforceable against the Company in accordance with their terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors’ rights and remedies generally. All corporate action on the part of the Company, its officers, directors and members necessary for the authorization of this Agreement and the Ancillary Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Amended Articles has been taken or will be taken prior to the Closing. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

(f) Offering. Provided that the representations and warranties made by each Purchaser herein are complete, true and accurate, then the offer, issuance and sale of the Shares and the Conversion Shares pursuant to this Agreement will be exempt from the registration requirements of the Act, and are exempt from registration and qualification under the registration, permit or qualification requirements of all applicable United States state and foreign securities laws.

(g) Financial Statements. The Company has delivered to the Purchasers and/or a Purchaser’s investment manager the unaudited consolidated balance sheet, income statement and cash flow statement of the Company as of and for the year ended December 31, 2008 (the “Balance Sheet Date”) (the foregoing financial statements and notes thereto, as applicable, are hereinafter referred to as the “Financial Statements”). The Financial Statements are correct in all material respects, present fairly the financial condition and operating results of the Company as of the date(s) and during the period(s) indicated therein and were prepared in accordance with United States generally accepted accounting principles.

(h) Changes. Since Balance Sheet Date, there has not been any event or condition of any type that has had or that the Company expects to have a Material Adverse Effect.

(i) Title to Property and Assets. The Company has good and marketable title to its property and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge that materially detracts from the value of the property subject thereto or materially impairs the operations of the Company. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company that are material to the business of the Company are in good operating condition and repair, normal wear and tear excepted, and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

(j) Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, currently threatened against the Company. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

(k) Intellectual Property Rights. The Company owns, or has the right to use (or can obtain the right to use on reasonable commercial terms), all copyrights, licenses, trade secrets, mask works or other proprietary rights, and, to the knowledge of the Company, without having conducted any special investigation or patent search, all patents, trademarks, service names, and trade names, necessary to its business as now conducted or presently proposed to be conducted without any infringement of the rights of others. The Company has not received any written communication of any pending infringement claims regarding any third party’s patents, copyrights, trademarks, trade secrets or proprietary rights and processes against the Company. The Company is not aware of any violation by a third party of any of its patents, copyrights, trademarks, trade secrets or other proprietary rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its proprietary information and the Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as proposed to be conducted.

(l) Proprietary Information and Invention Assignment. Each employee and technical consultant (e.g., other than professional service providers such as accountants and attorneys) of the Company has executed a confidential information and invention assignment agreement substantially in the form(s) previously delivered to counsel to the Purchasers. No former or current employee or technical consultant of the Company has excluded works or inventions made prior to such person’s employment or consultancy with the Company from such person’s assignment of inventions pursuant to such confidential information and inventions agreement.

(m) Liabilities. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, except current liabilities incurred in the ordinary course of business since the Balance Sheet Date which have not caused and are not expected to cause a Material Adverse Effect.

(n) Compliance with Other Instruments. The Company is not in violation or default of any term of the Amended Memorandum or Amended Articles, or in any material respect of any provision of any material mortgage, indenture, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ. The execution, delivery, and performance of and compliance with this Agreement, and the Ancillary Agreements, and the issuance and sale of the Shares pursuant hereto, and of the Conversion Shares pursuant to the Amended Articles, will not, with or without the passage of time or giving of notice, (i) result in any such violation, (ii) be in conflict with or constitute a default under any such term, or (iii) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. The Company has not performed any act or omitted any act, the occurrence or omission of which would result in the Company’s loss of any right granted under any license, distribution agreement or other agreement required to be disclosed on the Schedule of Exceptions, whereby the loss of such right would have a Material Adverse Effect.

(o) Agreements.

(i) Except for the agreements contemplated hereby and agreements between the Company and its employees with respect to sales of Ordinary Shares and confidentiality and invention assignment agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof. There are no obligations of the Company to officers, directors, member, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any share option plan approved by the Board). None of the officers, directors, key employees or members of the Company is indebted to the Company. None of the officers, directors, or, to the best of the Company’s knowledge, key employees or members of the Company or any members of their immediate families, has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, other than (i) passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company and (ii) service as a board member of a Company due to a person’s affiliation with a venture capital fund or similar institutional investor in such Company. No officer, director or member, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of share capital or other securities of the Company). The Company is not a guarantor or indemnitor of any indebtedness of any third party.

(ii) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (1) obligations (contingent or otherwise) of, or payments by the Company in excess of, US$250,000, (2) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, (3) the granting of any rights affecting the development, manufacture, licensing, marketing, sale or distribution of the Company’s products or services, or (4) indemnification by the Company with respect to infringements of proprietary rights.

(p) Taxes. The Company has timely filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due.

(q) Governmental Consents. Subject in part to information provided by the Purchasers, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any United States federal, state or local or Cayman Islands governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable United States state securities or blue sky laws and/or filings pursuant to Regulation D under the Act.

(r) Registration Rights. Except as set forth in the Amended Members Agreement, the Company is not under any obligation and has not granted any rights to register under the Act any of its presently outstanding securities or any of its securities that may hereafter be issued.

(s) Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(t) Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement, other than the Plan and option grants thereunder. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer, or key employee, or that any group of key employees, intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

(u) Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

(v) Obligations of Management. Each officer and key employee of the Company is currently devoting substantially all of his business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

(w) Disclosure. To the Company’s knowledge, (a) none of the Agreement or Ancillary Agreements, when taken as a whole, or any other document delivered by the Company to Purchasers in connection with the Agreement or Ancillary Agreements, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made and (b) its offering and accepting payment for the Shares will not violate any applicable securities or other laws of the Company’s or any Purchaser’s jurisdiction. The Company does not represent or warrant that it will achieve any financial projections provided to the Purchasers and represents only that such projections were prepared in good faith.

5. Conditions to Closing of Purchasers. Unless otherwise specifically stated, each Purchaser’s obligation to purchase the Shares at the applicable Closing, is, at the option of each Purchaser, subject to the fulfillment of the following conditions:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of the applicable Closing Date with the same force and effect as if they had been made as of such Closing Date, and the Company shall have performed or complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing.

(b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been complied with or performed.

(c) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States, of any state or foreign body that are required in connection with the lawful issuance and sale of the Shares pursuant to the Agreement and the Ancillary Agreements shall be duly obtained and effective as of the applicable Closing Date, except for such as may be properly obtained subsequent to the Closing.

(d) Memorandum and Articles of Association. The Amended Memorandum and the Amended Articles shall have been approved by all of the members of the Company on or prior to the applicable Closing Date and shall be in full force and effect as of the applicable Closing Date.

(e) Compliance Certificate. The Company shall have delivered to the Purchasers a Compliance Certificate, executed by the President of the Company, dated the applicable Closing Date, to the effect that the conditions specified in subsections (a) and (b) of this Section 5 have been satisfied.

(f) Secretary’s Certificate. The Purchasers and/or their investment manager (as applicable) shall have received from the Company’s Secretary, a certificate having attached thereto (i) the Amended Memorandum and the Amended Articles as in effect at the time of the Closing, (ii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, (iii) resolutions approved by the Company’s members adopting the Amended Articles and authorizing the filing of the Amended Memorandum and the Amended Articles, and (iv) good standing certificates with respect to the Company from the applicable authority(ies) in the Cayman Islands, dated a recent date before the Closing.

(g) Board of Directors. Effective as of the First Closing, the directors of the Company shall be Jeffrey Yordon, Frank Kung, Chen Yu, James Sperans, and Robert Flanagan.

(h) Members Agreement. The Company, the Purchasers and certain members of the Company shall have entered into the Amended Members Agreement.

(i) Right of First Refusal and Co-Sale Agreement. The Company, the Purchasers and certain members of the Company shall have entered into the Amended Co-Sale Agreement.

(j) Voting Agreement. The Company, the Purchasers and certain members of the Company shall have entered into the Amended Voting Agreement.

(k) Legal Opinions. For the First Closing only, the Purchaser and/or their investment manager (as applicable) shall have received from Wilson Sonsini Goodrich & Rosati, P.C., United States counsel to the Company, and Maples and Calder, Cayman Islands counsel to the Company, opinions addressed to each Purchaser respectively, each dated as of the First Closing, in substantially the forms attached hereto as Exhibit F-1 and Exhibit F-2, respectively.

(l) Budget. Prior to the First Closing, the Company’s 2009 and 2010 pro forma budgets shall have been approved by the Board of Directors of the Company, including the approval of at least two (2) directors nominated or elected by the holders of Series A Preference Shares.

6. Conditions to Closing of the Company. The Company’s obligation to sell and issue the Shares to each Purchaser at the applicable Closing is, at the option of the Company, subject to the fulfillment as of the applicable Closing Date of the following conditions:

(a) Representations and Warranties Correct. The representations and warranties made severally by each Purchaser in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct on the applicable Closing Date, and each such Purchaser shall have performed or complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing.

(b) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States, of any state or foreign body that are required in connection with the lawful issuance and sale of the Shares pursuant to the Agreement and the Ancillary Agreements shall be duly obtained and effective as of the applicable Closing Date, except for such as may be properly obtained subsequent to the Closing.

(c) Memorandum and Articles of Association. The Amended Memorandum and the Amended Articles shall have been approved by the members of the Company on or prior to the applicable Closing Date and shall be in full force and effect as of the applicable Closing Date.

(d) Members Agreement. The Company, the Purchasers and certain members of the Company shall have entered into the Amended Members Agreement.

(e) Right of First Refusal and Co-Sale Agreement. The Company, the Purchasers and certain members of the Company shall have entered into the Amended Co-Sale Agreement.

(f) Voting Agreement. The Company, the Purchasers and certain members of the Company shall have entered into the Amended Voting Agreement.

7. Miscellaneous.

(a) Intent. The parties hereto (each, a “Party” and collectively, the “Parties”) agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b) Expenses. The Company agrees to reimburse the reasonable legal fees and disbursements incurred by a single legal counsel for the Purchasers in connection with the transactions hereof in the aggregate not to exceed US$30,000.00.

(c) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile or mailed by electronic, registered or certified mail or by overnight courier or otherwise delivered by hand or by messenger, addressed:

(i) if to a Purchaser, at the Purchaser’s address, as shown on Exhibit A-1 hereto, or at such other address as the Purchaser shall have furnished to the Company in writing,

(ii) if to the Company, at the address of the Company’s principal corporate offices to the attention of President, or at such other address as the Company shall have furnished to the Purchasers in writing, with a copy to:

Carmen Chang

Wilson Sonsini Goodrich &Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Facsimile: (650) 493-6811

Email: cchang@wsgr.com

Where a notice is sent by mail, service of the notice shall be effected by properly addressing, pre-paying and mailing a letter containing the notice, and to have been effected at the expiration of three (3) business days after the letter containing the same is mailed as aforesaid.

Where a notice is sent by overnight courier, service of the notice shall be effected by properly addressing, and sending such notice through an internationally recognized express courier service, delivery fees pre-paid, and to have been effected three (3) business days following the day the same is sent as aforesaid.

Where a notice is delivered by electronic mail, by hand or by messenger, service of the notice shall be deemed to be effected upon delivery.

(d) Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties.

(e) Amendment. This Agreement may be amended by a written instrument executed by the Company and the Purchasers who hold a majority of the Shares issued pursuant hereto, provided that any amendment that, by its terms, treats any Purchaser or group of Purchasers in a materially adverse manner that is different than any other Purchaser will require the separate approval of such Purchaser or a majority in interest of such group of Purchasers.

(f) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed within California. Each of the Parties hereto irrevocably: (i) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Santa Clara County, California, in accordance with the rules then in effect of the American Arbitration Association; (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration; and (iii) submits to the exclusive jurisdiction of the State of California in any such arbitration. The decision of the arbitrator shall be final, conclusive and binding on the Parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.

The Parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each Party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing Party in any such arbitration shall be entitled to recover from the non-prevailing Party its reasonable costs and attorney fees.

(g) Specific Enforcement. Except as otherwise provided herein, any and all remedies expressly conferred upon a Party by this Agreement will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to jointly or severally seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court in the State of California, this being in addition to any other remedy to which they are entitled at law or in equity.

(h) Survival: The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby for one (1) year. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to Sections 5(e) and 5(f) hereof shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

(i) Broker’s Fees. Each Party severally represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such Party is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each Party further agrees to indemnify each other Party for any claims, losses or expenses incurred by such other Party as a result of the representation in this Section 7(i) being untrue.

(j) Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company, its officers and directors, and each Purchaser’s own advisors, in making its investment or decision to invest in the Company.

(k) Counterparts; Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more Parties and delivered by such Party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party, all Parties severally agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

(l) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(m) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law otherwise affording to any Party, shall be cumulative and not alternative.

(n) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(o) Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the Parties to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the Parties are expressly canceled.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY

SAGENT HOLDING CO., a Cayman Islands exempted company

/s/ Jeffrey Yordon
Jeffrey Yordon
President and CEO

SIGNATURE PAGE TO SAGENT HOLDING CO.

SERIES A PREFERENCE SHARES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

PURCHASERS:

DOHMEN INVESTMENT GROUP, LLC

By: /s/ Cynthia LaConte
(signature)

Name: Cynthia LaConte
Title: President

CNF INVESTMENTS II, LLC

By: /s/ Robert J. Flanagan
(signature)

Name: Robert J. Flanagan
Title: Manager

SIGNATURE PAGE TO SAGENT HOLDING CO.

SERIES A PREFERENCE SHARES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

PURCHASERS:

VIVO VENTURES FUND CAYMAN V, L.P.

By: Vivo Ventures Cayman V (GP), L.P.

By: Vivo Ventures Cayman V General Partner Limited, its general partner

By: /s/ Frank Kung
(signature)

Name: Frank Kung
(print name)

Title: Director

VIVO VENTURES V AFFILIATES FUND, L.P.

By: /s/ Frank Kung
(signature)

Name: Frank Kung
Title: Managing Member of Vivo Ventures V, LLC, its general partner

SIGNATURE PAGE TO SAGENT HOLDING CO.

SERIES A PREFERENCE SHARES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

PURCHASERS:

VIVO VENTURES VI AFFILIATES FUND L.P.
By: Vivo Ventures VI, LLC, its general partner

By: /s/ Frank Kung
(signature)

Name: Frank Kung
Title: Managing Member

VIVO VENTURES FUND CAYMAN VI, L.P.
By: Vivo Venture Cayman VI (GP), L.P.
By: Vivo Ventures Cayman VI General Partner Limited, its general partner

By: /s/ Frank Kung
(signature)

Name: Frank Kung
Title: Director

SIGNATURE PAGE TO SAGENT HOLDING CO.

SERIES A PREFERENCE SHARES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

PURCHASERS:

STORMLAUNCH & CO. FOR THE BENEFIT OF MORGAN STANLEY PRIVATE MARKETS FUND III LP

By: Morgan Stanley Alternative Investment Partners LP, its general partner
By: Morgan Stanley AIP GP LP, its general partner
By: Morgan Stanley Alternative Investments Inc., its general partner

By: /s/ James Sperans
Name: James Sperans
Title: Executive Director

STORMSTAR & CO. FOR THE BENEFIT OF MORGAN STANLEY PRIVATE MARKETS FUND EMPLOYEE INVESTORS III LP

By: Morgan Stanley Alternative Investment Partners LP, its general partner
By: Morgan Stanley AIP GP LP, its general partner
By: Morgan Stanley Alternative Investments Inc., its general partner

By: /s/ James Sperans
Name: James Sperans
Title: Executive Director

SIGNATURE PAGE TO SAGENT HOLDING CO.

SERIES A PREFERENCE SHARES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

PURCHASERS:

FACTORY MUTUAL INSURANCE COMPANY

By: /s/ Paul LaFleche
Name: Paul LaFleche
Title: Senior Vice President of Investments

NUCLEAR ELECTRIC INSURANCE LIMITED

By: Morgan Stanley Investment Management Inc., its investment manager

By: /s/ James Sperans
Name: James Sperans
Title: Executive Director

SIGNATURE PAGE TO SAGENT HOLDING CO.

SERIES A PREFERENCE SHARES PURCHASE AGREEMENT

Schedule A

Schedule of Exceptions

SIGNATURE PAGE TO SAGENT HOLDING CO.

SERIES A PREFERENCE SHARES PURCHASE AGREEMENT

Exhibit A-1

Schedule of Purchasers

FIRST CLOSING
Name and Address of Purchaser	ERISA Purchaser	Number of Shares	Aggregate Purchase Price	Purchase Amount in Cash	Purchase Amount in Cancellation of Indebtedness (including interest accrued)
Dohmen Investment Group, LLC 215 North Water Street, Suite 300 Milwaukee, WI 53202 Attn: Daniel J. Jagla		5,000,000	$5,000,000	$5,000,000

CNF Investments II, LLC 7500 Old Georgetown Road Bethesda, MD 20814 Attn: Robert J. Flanagan, Manager		5,000,000	$5,000,000	$5,000,000

Vivo Ventures Fund Cayman V, L.P. c/o Vivo Ventures V, LLC 575 High Street, Suite 201 Palo Alto, CA 94301 Attn: Chen Yu		1,853,250	$1,853,250	$1,853,250

Vivo Ventures V Affiliates Fund, L.P. c/o Vivo Ventures V, LLC 575 High Street, Suite 201 Palo Alto, CA 94301 Attn: Chen Yu		21,750	$21,750	$21,750

Vivo Ventures VI Affiliates Fund, L.P. 575 High Street, Suite 201 Palo Alto, CA 94301 Attn: Chen Yu		22,727	$22,727	$22,727

FIRST CLOSING
Name and Address of Purchaser	ERISA Purchaser	Number of Shares	Aggregate Purchase Price	Purchase Amount in Cash	Purchase Amount in Cancellation of Indebtedness (including interest accrued)
Vivo Ventures Fund Cayman VI, L.P. 575 High Street, Suite 201 Palo Alto, CA 94301 Attn: Chen Yu		3,102,273	$3,102,273	$3,102,273

Stormlaunch & Co. for the Benefit of Morgan Stanley Private Markets Fund III LP c/o Morgan Stanley Alternative Investments Inc. One Tower Bridge 100 Front Street, Suite 1100 West Conshohocken, Pennsylvania 19428-2881 Attn.: Matthew Allen, Vice President		13,000,000	$13,000,000	$13,000,000

Stormstar & Co. for the Benefit of Morgan Stanley Private Markets Fund Employee Investors III LP c/o Morgan Stanley Alternative Investments Inc. One Tower Bridge 100 Front Street, Suite 1100 West Conshohocken, Pennsylvania 19428-2881 Attn.: Matthew Allen, Vice President		400,000	$400,000	$400,000

Factory Mutual Insurance Company 225 Wyman Street Waltham, MA 02454 Attn: Paul LaFleche		800,000	$800,000	$800,000

FIRST CLOSING
Name and Address of Purchaser	ERISA Purchaser	Number of Shares	Aggregate Purchase Price	Purchase Amount in Cash	Purchase Amount in Cancellation of Indebtedness (including interest accrued)
Nuclear Electric Insurance Limited 1201 North Market Street, 11th Floor Wilmington, DE 19801 Attn: Robert MacGovern		800,000	$800,000	$800,000
First Closing Total:		30,000,000	$30,000,000	$30,000,000

SUBSEQUENT CLOSING
Name and Address of Purchaser	ERISA Purchaser	Number of Shares	Aggregate Purchase Price	Purchase Amount in Cash	Purchase Amount in Cancellation of Indebtedness

Subsequent Closing Total:

Exhibit A-2

Regulation S Investors

[none]